                                                                    EXHIBIT 99.8

                                                                    ANNUAL GRANT
                                                                    ------------

                                VIEW TECH, INC.
                    NOTICE OF GRANT OF NON-EMPLOYEE DIRECTOR
                    ----------------------------------------
                             AUTOMATIC STOCK OPTION
                             ----------------------


     Notice is hereby given of the following option grant (the "Option") to purchase shares of the Common Stock of View Tech, Inc. (the "Corporation"):

          Optionee:
          --------  ------------------------------------------------------
          Grant Date:
          ----------  ----------------------------------------------------
          Exercise Price: $                                      per share
          --------------   ------------------------------------
          Number of Option Shares:   2,000 shares
          -----------------------
          Expiration Date:
          ---------------  -----------------------------------------------
          Type of Option:  Non-Statutory Stock Option
          --------------
          Date Exercisable:  Immediately Exercisable
          ----------------

          Vested Shares:  The Option Shares shall be fully-vested immediately
          -------------
          upon issuance.

          Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the automatic option grant program under the View Tech, Inc. Non-Employee Directors Stock Option Plan (the "Plan"). Optionee further agrees to be bound by the terms of the Plan and the terms of the Option as set forth in the Non-Employee Directors Automatic Stock Option Agreement (the "Option Agreement") attached hereto as Exhibit A.

          Optionee hereby acknowledges receipt of a copy of the official prospectus for the Plan in the form attached hereto as Exhibit B. A copy of the Plan is available upon request made to the Corporate Secretary at the Corporation's principal offices.

          No Impairment of Rights.  Nothing in this Notice or in the attached
          -----------------------
Option Agreement or the Plan shall interfere with or otherwise restrict in any way the rights of the Corporation or the Corporation's stockholders to remove Optionee from the Board at any time in accordance with the provisions of applicable law.

          Definitions.  All capitalized terms in this Notice shall have the
          -----------
meaning assigned to them in this Notice or in the attached Option Agreement.

DATED:                       , 199
       ----------------------     --

                              VIEW TECH, INC.


                              By:
                                  ----------------------------------------

                              Title:
                                     -------------------------------------

                                  ----------------------------------------
                                                    OPTIONEE

                              Address:
                                       -----------------------------------


                                       -----------------------------------

ATTACHMENTS
-----------
EXHIBIT A - NON-EMPLOYEE DIRECTORS AUTOMATIC STOCK OPTION AGREEMENT EXHIBIT B - PLAN SUMMARY AND PROSPECTUS

                                      2.

                                   EXHIBIT A
                                   ---------

                             NON-EMPLOYEE DIRECTORS
                             ----------------------
                        AUTOMATIC STOCK OPTION AGREEMENT
                        --------------------------------

                                   EXHIBIT B
                                   ---------

                          PLAN SUMMARY AND PROSPECTUS
                          ---------------------------